Finisar Corporation Announces Second Quarter Financial Results

SUNNYVALE, CA -- 12/05/2007 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today announced financial results for the second quarter ended October 28, 2007.

FINANCIAL HIGHLIGHTS - SECOND QUARTER ENDED OCTOBER 28, 2007

Results According to GAAP

--  Revenues of $100.7 million were down 4.8% sequentially and 6.9% from the second quarter of the prior year. These results were in line with the Company's preannouncement on November 8, 2007 wherein management indicated that second quarter revenues would be lower than originally anticipated due to several factors. Among these factors were:
       1.  Firmware changes were required for the recently qualified 10Gbps
           X2-SR transceiver which reduced the Company's ability to ship this product during the quarter. The changes were successfully completed at the end of the quarter.
       2.  Firmware changes were required for certain 40Gbps transponders which limited the Company's capacity to ship. The changes were successfully completed at the end of the quarter.
       3.  Supplier issues limited production levels for 10Gbps 40/80 km
           XFP transceivers.
       4.  Excess inventory of SAN transceivers at a large customer limited shipments.

--  Revenues related to the Company's 10-40Gbps product lines totaled
    $18.2 million in the second quarter, the same as the first quarter, due to several factors which affected the Company's ability to supply these products as noted above. Even so, revenues from these product lines were up
    126% from $8.1 million in the second quarter of the prior year.
--  Net loss of $9.8 million, or $.03 per share, compares to a net loss of
    $7.3 million, or $.02 per share, in the first quarter and a net loss of
    $30.3 million, or $.10 per share, in the second quarter of the prior year.
--  Gross margin of 31.6% increased sequentially from 30.6% in the first quarter but was down from 34.8% in the second quarter of the prior year.
--  Cash and short-term investments, plus other long-term investments which can be readily converted into cash, totaled $115 million at October
    28, 2007, down from $121.1 million at the end of last quarter due in part to the Company's semi-annual interest payments on outstanding convertible notes. The Company has classified certain of its investments as long-term based on its intent to hold these securities until maturity, although they can be readily sold if required.

Non-GAAP Financial Measures

--  Net income of $2.5 million, or $.01 per share, compares to net income of $3.7 million, or $.01 per share, in the first quarter and net income of
    $9.9 million, or $.03 per share, in the second quarter of the prior year.
--  Gross margin of 37.0% increased sequentially from 35.9% in the first quarter, but was down from 38.8% in the second quarter of the prior year.
--  The Company generated approximately $10.8 million in EBITDA during the quarter while investing approximately $5.1 million in capital expenditures.

SECOND QUARTER OPERATING RESULTS

Total revenues in the second quarter of fiscal 2008 were $100.7 million, down 4.8% on a sequential basis from $105.7 million in the first quarter and 6.9% from $108.2 million in the second quarter of the prior year which was an all-time record for the Company. Total revenues from the sale of optical subsystems were $90.9 million in the second quarter, down 5.6% on a sequential basis from $96.4 million in the first quarter and 8.2% from $99.0 million in the second quarter of the prior year. Sales of network test and monitoring systems of $9.8 million were up 4.2% from $9.4 million in the first quarter and 6.4% from $9.2 million in the second quarter of the prior year.

On a GAAP basis, the Company's gross profit for the second quarter was $31.8 million, or 31.6% of total revenues, compared to 30.6% in the first quarter and 34.8% in the second quarter of the prior year.

The Company reported a loss of $9.8 million, or $.03 per share, compared to a loss of $7.3 million, or $.02 per share, in the first quarter and $30.3 million, or $.10 per share, in the second quarter of the prior year. Last year's loss was the result of a $31.6 million charge associated with the exchange of $100 million of the Company's outstanding 2-1/2% convertible notes due in 2010 for new notes with the same interest rate but incorporating a net share settlement feature whereby the Company agreed to pay the underlying principal in cash.

The Company's operating results include a number of non-cash and cash charges principally related to acquisitions, the sale of minority investments, restructuring activities and financing transactions. For the second quarter of fiscal 2008, these items resulted in net charges of $12.3 million and included, among other items, $2.5 million in stock compensation expense, $3.1 million in expenses related to the Company's stock option investigation and related restatement, $2.5 million related to charges for slow-moving and obsolete inventory, $2.2 million in amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions and $1.3 million related to the amortization of discount on convertible notes issued in 2001. The charge for slow-moving and obsolete inventory was largely based on an estimate of the amount of inventory that will be unused after twelve months although a portion of that inventory may in fact be used beyond this period.

The Company excludes these and certain other items for the purpose of tracking its performance on a non-GAAP basis. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

The Company's non-GAAP net income for the second quarter was $2.6 million, or $.01 per share, compared to net income of $3.8 million, or $.01 per share, in the first quarter and $9.9 million, or $.03 per share, in the second quarter of the prior year. On a non-GAAP basis, gross margins were 37.0% in the second quarter of fiscal 2008, compared to 35.9% in the first quarter and 38.8% in the second quarter of the prior year.

"Our revenue miss last quarter was due to a combination of product and customer specific issues that occurred at a small number of large customers," said Jerry Rawls, Finisar's Chairman of the Board, President and CEO. "The shortfall was not caused by lack of demand. And, the problems have been resolved since the quarter's end. Our customers continue to be optimistic about the prospects for growth for our 10 and 40 Gbps product lines. In response to their encouragement, we continue to invest heavily in high-speed optical communication devices. Examples include 40 and 100 Gigabit Ethernet transponders and the recently announced 10 Gigabit Laserwire active optical link which replaces bulky and power hungry copper-based connections in data centers."

The Company's cash position has been impacted by two acquisitions in recent quarters involving an outlay of approximately $13.7 million in cash in addition to approximately $10 million in expenses related to the stock option investigation.

CONFERENCE CALL

Finisar will host a conference call to discuss these financial statements in addition to its regular earnings conference call scheduled for tomorrow, Wednesday, December 5, 2007 at 2:00 p.m. Pacific Time. To listen to the call you may connect to the investor page of Finisar at www.finisar.com or dial 877-407-0890 (domestic) or 201-689-7827 (international) and enter passcode 264132.

A replay will be available approximately one hour after the call for two weeks following the call's conclusion. To access the replay, dial 877-660-6853 (domestic) or 201-612-7415 (international) and then following the prompts to enter account number 2791 followed by conference ID number 264132. A Web archive will be made available at www.finisar.com until the next conference call to be held approximately 90 days following the call's conclusion.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a global technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed voice, video and data communications for networking, storage and wireless applications over Local Area Networks (LANs), Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Ethernet, Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company is headquartered in Sunnyvale, California, USA. More information can be found at www.finisar.com.

FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

NON-GAAP FINANCIAL MEASURES

The Company provides supplemental information regarding the Company's operational performance on a non-GAAP basis which excludes various non-cash and cash charges, principally related to acquisitions, restructuring activities and financing transactions. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. While non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States, the Company's management uses this information for the purpose of evaluating the Company's historical and prospective financial performance in the ordinary course of business. The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to better evaluate the Company's progress over time and its financial results in comparison to other companies with whom it competes.

A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below (in thousands, except per share amounts):

                            Finisar Corporation
                  Preliminary Consolidated Balance Sheets
                              (In thousands)

                                  October 28,     July 29,      April 30,
                                      2007          2007          2007
                                  ------------  ------------  ------------
                                  (Unaudited)   (Unaudited)
          ASSETS
Current assets:
  Cash and cash equivalents       $     46,249  $     52,090  $     56,106
  Short-term available-for-sale
   investments                          59,768        59,910        56,511
  Restricted investments,
   short-term                                -           625           625
  Accounts receivable, net              54,463        58,434        55,969
  Accounts receivable, other             7,584         4,724         7,752
  Inventories                           78,557        77,351        77,670
  Prepaid expenses                       4,231         4,352         4,553
                                  ------------  ------------  ------------
      Total current assets             250,852       257,486       259,186
Long-term available-for-sale
 investments - debt                      8,932         9,074        11,079
Long-term available-for-sale
 investments - equity                    4,540         8,211         8,776
Property, plant and improvements,
 net                                    84,246        84,325        84,071
Purchased technology, net               14,893        16,622        18,351
Other purchased intangible
 assets, net                             4,667         5,157         5,647
Goodwill                               128,949       128,949       128,949
Minority investments                    11,250        11,250        11,250
Other assets                            20,538        19,832        19,363
                                  ------------  ------------  ------------
        Total assets              $    528,867  $    540,906  $    546,672
                                  ============  ============  ============

LIABILITIES AND STOCKHOLDERS'
 EQUITY
Current liabilities:
  Accounts payable                $     31,117  $     32,825  $     40,187
  Accrued compensation                  10,475        12,977        10,550
  Other accrued liabilities             15,932        15,287        12,590
  Deferred revenue                       6,065         5,864         5,473
  Current portion of other
   long-term liabilities                 2,344         2,299         2,255
  Convertible notes                    112,469        66,950        66,950
  Non-cancelable purchase
   obligations                           2,426         2,676         2,798
                                  ------------  ------------  ------------
      Total current liabilities        180,828       138,878       140,803
Long-term liabilities:
  Convertible notes                    150,000       194,262       193,066
  Other long-term liabilities           19,111        20,346        21,042
  Deferred income taxes                  7,178         6,634         6,090
                                  ------------  ------------  ------------
      Total long-term liabilities      176,289       221,242       220,198
Stockholders' equity:
  Common stock                             309           309           309
  Additional paid-in capital         1,534,718     1,532,068     1,529,322
  Accumulated other comprehensive
   income                                8,936        10,852        11,162
  Accumulated deficit               (1,372,213)   (1,362,443)   (1,355,122)
                                  ------------  ------------  ------------
      Total stockholders' equity       171,750       180,786       185,671
                                  ------------  ------------  ------------
Total liabilities and
 stockholders' equity             $    528,867  $    540,906  $    546,672
                                  ============  ============  ============

                            Finisar Corporation
            Preliminary Consolidated Statements of Operations
                                                                   Three
                                                                   Months
                      Three Months Ended     Six Months Ended      Ended
                     --------------------  --------------------  ---------
                      October    October    October    October     July
                         28,       29,         28,       29,        29,
                        2007      2006        2007      2006       2007
                     ---------  ---------  ---------  ---------  ---------
                               (Unaudited, in thousands, except
                                 per share data)

Revenues
  Optical subsystems
   and components    $  90,930  $  99,009  $ 187,290  $ 195,052  $  96,360
  Network test and
   monitoring
   systems               9,769      9,180     19,144     19,380      9,375
                     ---------  ---------  ---------  ---------  ---------
     Total revenues    100,699    108,189    206,434    214,432    105,735
Cost of revenues        67,180     68,995    138,883    139,716     71,703
Amortization of
 acquired developed
 technology              1,729      1,505      3,458      3,024      1,729
                     ---------  ---------  ---------  ---------  ---------
Gross profit            31,790     37,689     64,093     71,692     32,303
Gross margin              31.6%      34.8%      31.0%      33.4%      30.6%
Operating expenses:
  Research and
   development          17,630     16,000     35,132     30,395     17,502
  Sales and
   marketing             9,178      9,439     19,234     18,273     10,056
  General and
   administrative       10,871      7,092     18,862     14,606      7,991
  Amortization of
   purchased
   intangibles             490        313        980        612        490
                     ---------  ---------  ---------  ---------  ---------
     Total operating
      expenses          38,169     32,844     74,208     63,886     36,039
                     ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations             (6,379)     4,845    (10,115)     7,806     (3,736)
Interest income          1,537      1,399      2,952      2,654      1,415
Interest expense        (4,358)    (3,900)    (8,604)    (7,821)    (4,246)
Loss on debt
 extinguishment              -    (31,606)         -    (31,606)         -
Other expense, net          85       (440)       (48)      (810)      (133)
                     ---------  ---------  ---------  ---------  ---------
Loss before income
 taxes                  (9,115)   (29,702)   (15,815)   (29,777)    (6,700)
Provision for income
 taxes                     655        627      1,276      1,258        621
                     ---------  ---------  ---------  ---------  ---------
Loss before
 cumulative effect      (9,770)   (30,329)   (17,091)   (31,035)    (7,321)
Cumulative effect            -          -          -     (1,213)         -
                     ---------  ---------  ---------  ---------  ---------
Net loss             $  (9,770) $ (30,329) $ (17,091) $ (29,822) $  (7,321)
                     =========  =========  =========  =========  =========

Net loss per share -
 basic and diluted   $   (0.03) $   (0.10) $   (0.06) $   (0.10) $   (0.02)

Shares used in
 computing net loss
 per share - Basic
 and diluted           308,635    307,558    308,634    307,027    308,634

                            Finisar Corporation
              Non-GAAP Consolidated Statements of Operations

                                                                   Three
                                                                   Months
                      Three Months Ended     Six Months Ended      Ended
                     --------------------  --------------------  ---------
                      October    October    October    October     July
                         28,       29,         28,       29,        29,
                        2007      2006        2007      2006       2007
                     ---------  ---------  ---------  ---------  ---------

Revenues
  Optical subsystems
   and components    $  90,930  $  99,009  $ 187,290  $ 195,052  $  96,360
  Network test and
   monitoring
   systems               9,769      9,180     19,144     19,380      9,375
                     ---------  ---------  ---------  ---------  ---------
      Total revenues   100,699    108,189    206,434    214,432    105,735
Cost of revenues        63,457     66,175    131,193    132,994     67,736
                     ---------  ---------  ---------  ---------  ---------
Gross profit            37,242     42,014     75,241     81,438     37,999
Gross margin              37.0%      38.8%      36.4%      38.0%      35.9%
Operating expenses:
  Research and
   development          16,594     14,840     33,113     28,010     16,519
  Sales and
   marketing             8,715      8,907     18,307     17,205      9,592
  General and
   administrative        7,376      6,450     13,574     13,329      6,198
                     ---------  ---------  ---------  ---------  ---------
      Total
       operating
       expenses         32,685     30,197     64,994     58,544     32,309
                     ---------  ---------  ---------  ---------  ---------
Income (loss) from
 operations              4,557     11,817     10,247     22,894      5,690
Interest income
 (expense), net         (1,564)    (1,290)    (3,199)    (2,808)    (1,635)
Other income
 (expense), net           (354)      (312)      (591)      (407)      (237)
                     ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes            2,639     10,215      6,457     19,679      3,818
Provision for income
 taxes                     111        278        188     (1,133)        77
                     ---------  ---------  ---------  ---------  ---------
Net income (loss)    $   2,528  $   9,937  $   6,269  $  20,812  $   3,741
                     =========  =========  =========  =========  =========

Net income (loss)
 per share - basic   $    0.01  $    0.03  $    0.02  $    0.07  $    0.01
Net income (loss)
 per share - diluted $    0.01  $    0.03  $    0.02  $    0.06  $    0.01

Shares used in
 computing net
 income (loss) per
 share - basic         308,635    307,558    308,634    307,027    308,634
Shares used in
 computing net
 income (loss) per
 share - diluted       322,968    327,606    324,496    327,821    325,964

                            Finisar Corporation
Reconciliation of Preliminary Results of Operations under GAAP and non-GAAP

                                                                   Three
                                                                   Months
                      Three Months Ended     Six Months Ended      Ended
                     --------------------  --------------------  ---------
                      October    October    October    October     July
                         28,       29,         28,       29,        29,
                        2007      2006        2007      2006       2007
                     ---------  ---------  ---------  ---------  ---------
                                 (Unaudited, in thousands,
                                   except per share data)
Reconciliation of GAAP
 Gross Profit to non-GAAP
 Gross Profit:
Gross profit per GAAP       31,790    37,689    64,093    71,692    32,303
Gross margin, GAAP            31.6%     34.8%     31.0%     33.4%     30.6%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve                   2,487     1,699     4,767     4,076     2,280
  Amortization of
   acquired technology       1,729     1,505     3,458     3,024     1,729
  Duplicate facility
   costs during facility
   move                          -       178         -       475         -
  Stock compensation           703       899     1,425     2,034       722
  Payroll related costs          -        44         -       137         -
  Purchase accounting
   adjustment for sale of
   acquired inventory          441         -     1,306         -       865
  Reduction in force
   costs                        92         -       192         -       100
                          --------  --------  --------  --------  --------
      Total cost of
       revenue
       adjustments           5,452     4,325    11,148     9,746     5,696
Gross profit, non-GAAP      37,242    42,014    75,241    81,438    37,999
Gross margin, non-GAAP        37.0%     38.8%     36.4%     38.0%     35.9%

Reconciliation of GAAP
 net income (loss) to
 non-GAAP net income
 (loss):
Net income (loss) per
 GAAP                       (9,770)  (30,329)  (17,091)  (29,822)   (7,321)
Total cost of revenue
 adjustments                 5,452     4,325    11,148     9,746     5,696
Research and development
  Reduction in force
   costs                         -         -        28         -        28
  Stock compensation         1,036     1,090     1,991     2,265       955
  Payroll related costs          -        70         -       120         -
Sales and marketing
  Reduction in force
   costs                        21         -        34         -        13
  Stock compensation           442       505       893     1,035       451
  Payroll related costs          -        27         -        33         -
General and
 administrative
  Reduction in force
   costs                         -         -         6        12         6
  Stock compensation           350       629       981     1,236       631
  Payroll related costs          -        13         -        29         -
  Project services           3,145         -     4,301         -     1,156
Amortization of purchased
 intangibles                   490       313       980       612       490
Amortization of discount
 on convertible debt         1,257     1,210     2,453     2,358     1,196
Loss on debt
 extinguishment                  -    31,606         -    31,606         -
Other expense, net
  Loss (gain) on sale of
   assets                     (372)      129      (359)      167        13
  Loss on minority
   investments                 (67)               (184)      237      (117)
Provision for income tax
  Timing difference
   related to asset
   purchases                   544       349     1,088     2,391       544
Cumulative Effect
  Cumulative effect of
   change in accounting
   principle                     -         -         -    (1,213)        -
                          --------  --------  --------  --------  --------
Total adjustments           12,298    40,266    23,360    50,634    11,062
                          --------  --------  --------  --------  --------
Net income (loss),
 non-GAAP                 $  2,528  $  9,937  $  6,269  $ 20,812  $  3,741
                          ========  ========  ========  ========  ========

Net income (loss),
 non-GAAP per share -
 basic                    $   0.01  $   0.03  $   0.02  $   0.07  $   0.01
Net income (loss),
 non-GAAP per share -
 diluted                  $   0.01  $   0.03  $   0.02  $   0.06  $   0.01

Shares used in computing
 non-GAAP net income
 (loss) per share - basic  308,635   307,558   308,634   307,027   308,634
Shares used in computing
 non-GAAP net income
 (loss) per share -
 diluted                   322,968   327,606   324,496   327,821   325,964

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Investor Relations
408-542-5050
investor.relations@Finisar.com